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                                                                   Exhibit 10.20

                           DATA DISTRIBUTION AGREEMENT


         This DATA DISTRIBUTION AGREEMENT (this "Agreement") dated the ________ day of May __, 2001, by and between Instinet Global Holdings, Inc., a Delaware corporation located at 3 Times Square, New York, New York 10036 ("Instinet"), and Reuters America Inc., a Delaware corporation with offices at 3 Times Square, New York, New York 10036 ("Reuters") (Instinet and Reuters are sometimes referred to individually as a "Party" and jointly as the "Parties").

         WHEREAS, Instinet has developed certain proprietary data relevant to the financial industry and is the owner of such data and/or has certain proprietary rights in such data; and

         WHEREAS, Reuters desires to obtain a limited exclusive right and license to use, market and distribute Instinet's proprietary data to its authorized subscribers and on the Reuters Site (as defined below); and

         WHEREAS, Instinet and Reuters desire that Instinet provide its proprietary data to Reuters in exchange for the branding described in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1        DEFINITIONS

AFFILIATE, with respect to any Person, shall mean any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person.

AUTHORIZED SUBSCRIBER shall mean a Person who receives any Reuters Service under a valid subscription or trial agreement with a member of the Reuters Group.

CLICK-THROUGH shall mean a visible graphic or textual indication located within the Reuters Site which, when explicitly selected by a user, results in the presentation within the user's browser window of the Instinet.com website, the Instinet.net website or any other successor Instinet web site. Such presentation may be either in the current browser window or in a new browser window, at the sole discretion of Reuters.

CONTROL over a Person shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, representation on its board of directors or similar governing body, by contract or otherwise.

DATA shall mean only the Instinet security and market-based proprietary information and content described in Exhibit A.
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DATA SET shall mean any of the categories of Data described in Exhibit A (e.g.,
Top of Book Data, Last Sale Data, Full Book Data, Most Actives), and any other category of Data delivered to Reuters pursuant to this Agreement.

DELIVERY SYSTEM shall mean the method(s) by which Instinet delivers the Data to the Reuters Group, as set forth and more fully described in Exhibit B.

ELECTRONIC COMMUNICATIONS NETWORK OR ECN shall mean an any electronic system that widely disseminates to third parties orders entered therein by an exchange market maker or OTC market maker, and permits such orders to be executed against in whole or in part.

INSTINET COMPETITOR shall mean any of the entities whose names are set forth on Exhibit E. Exhibit E may be amended from time to time in Instinet's reasonable discretion by written notice to Reuters.

INSTINET MARKS shall mean all trademarks, service marks, logos and other distinctive brand features of Instinet, including, without limitation, the trademarks, service marks and logos described in Exhibit F.

INSTINET MATADOR LOGO shall mean the logo as depicted below or any future logo that Instinet may designate to replace the current logo. In the event that Instinet modifies its logo, Reuters will adopt the new logo within thirty (30) days after its receipt of written notice from Instinet.

                                [INSTINET LOGO]

INSTINET SUBSCRIBER shall mean any entity approved by Instinet to obtain access to Instinet's securities order entry and trade reporting services or analytic services that include the Data.

INTELLECTUAL PROPERTY shall mean: 1) trademarks, service marks, logos, slogans, brand names, domain names, certification marks, trade dress, trade names, words, symbols and other indications of origin and the goodwill associated therewith; and all registrations of and renewals or extensions of the foregoing; 2) software; original works of authorship, copyrights and all renewals and translations thereof and any moral rights relating thereto; and 3) patents, utility models, industrial designs, inventors' certificates and inventions.

MARKET DATA VENDOR shall mean any of the entities whose names are set forth on Exhibit G. Exhibit G may be amended from time to time in Reuters reasonable discretion by written notice to Instinet.

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PERSON shall mean any natural person, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body, or other entity.

REUTERS GROUP shall mean, at any time, Reuters and all Affiliates of Reuters Group PLC and their respective successors and assigns that are engaged in the supply of Data to Authorized Subscribers or over the Reuters Site.

REUTERS SERVICE shall mean any Reuters product or service (including news, data and other information, whether real-time or historical, as well as software and consulting services) provided from time to time by the Reuters Group.

REUTERS SITE shall collectively refer to reuters.com, any subsite within reuters.com (such as finance.reuters.com), any related non-US websites (such as finanzen.reuters.de and reuters.co.uk) and any other website that is from time to time owned and operated by the Reuters Group; provided, however, that any non-US websites contain the following language:

         The displayed information does not constitute investment advice or a proposal to buy or sell securities. Instinet makes no representations about the accuracy or timeliness of the displayed information.

RTTS shall mean the Instinet real-time trading system which allows clients to enter orders on-screen to trade with fund managers, brokers, market makers, and exchange specialists around the world, to see live orders coming through Instinet and to negotiate or execute any order electronically, and shall include any successor system thereto.

2.       GRANT OF LICENSE

2.1 License to Data. Subject to the terms and conditions hereof, Instinet hereby grants to Reuters on behalf of the Reuters Group, and Reuters on behalf of the Reuters Group hereby accepts from Instinet for the term of this Agreement, a limited exclusive (subject to Paragraph 2.8), non-transferable, worldwide license during the term of this Agreement to:

         (a) use, copy, compile, collect, input, store, distribute and otherwise market the Data (i) in conjunction with or as part of any Reuters Service for provision to Authorized Subscribers, or (ii) on the Reuters Site; provided, however, that Reuters may only distribute Data with all of the other Data included in the relevant Data Set, except that (x) this proviso shall not apply to stored Data and (y) in the case of Full Book Data, Reuters shall be permitted to limit its display to the top ten prices on the relevant security if necessary due to capacity constraints.

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         (b)      adapt, translate and modify the format of the Data for the sole purpose of distributing the Data as part of a Reuters Service for provision to Authorized Subscribers or on the Reuters Site; provided that such adaptation, translation or modification does not alter, modify or materially delay the content or meaning of the Data. Reuters shall at a minimum, include the best price at any given time on all composite ECN and broker-dealer data displays, where such best price at any given time is applicable and relevant to such display, subject to technical feasibility in the case of the Reuters Site; and

         (c) create the following derivative works based on the Data or any Data Set , provided that Instinet shall not have any liability for such derivative works or calculations:

                  (i) high, low, year high, year low, 52 week rolling high and low, price earnings ratio and yield volume calculations;

                  (ii) any ECN index provided that (A) such index also includes similar data from at least three (3) other ECNs, at least two (2) of which are each ranked as one of the top three (3) ECNs according to the most recently published ranking in the Tower Group Report at the time the index is created, or (B) four other ECNs, each of which is ranked as one of the top seven
                           (7) ECNs according to the most recently published ranking in the Tower Group Report at the time the index is created;

                  (iii) most actives by volume and most actives by number of trades;

                  (iv)     money flow; and

                  (v)      Volume Weighted Average Price (VWAP).

         Reuters understands and agrees that, without Instinet's prior written consent (which consent shall not be unreasonably withheld or delayed), Reuters may not create any derivative work based on the Data or any Data Set, or include any Data or any Data Set in any derivative work, except as specifically provided in this Section 2.1(c), or refer to Instinet as a contributor to any derivative work except for a derivative work permitted by this Section 2.1(c).

2.2 License to Instinet Marks. Subject to the terms and conditions hereof, Instinet hereby grants to Reuters on behalf of the Reuters Group a non-exclusive, worldwide, royalty-free license to use, reproduce and display the Instinet Marks (i) in connection with the presentation of the Data and (ii) in connection with the marketing and promotion of the Data solely as part of any Reuters Service or on the Reuters Site.

2.3 No Redistribution by Authorized Subscribers. The Parties understand that Reuters permits Authorized Subscribers to certain Reuters Services (such as Reuters Investor and certain media products) to redistribute the information and data which is part of that Reuters Service to unrelated third parties. Reuters agrees to obtain Instinet's prior written consent to include the Data in any such Reuters Service. Should Instinet in its

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sole discretion, provide such consent to Reuters, Instinet may opt, in its sole discretion, to require a separate agreement and/or direct relationship with such Authorized Subscribers. Nothing contained in this Section 2.3 shall be deemed to restrict the ability of any Authorized Subscriber to distribute information and data included in any Reuters Service within its organization, including to its majority-owned subsidiaries, in accordance with such Authorized Subscriber's subscription agreement in effect at the time

2.4 Attribution to Instinet. Reuters shall use commercially reasonable efforts to ensure that, where technically feasible, attribution to Instinet shall appear in a prominent position on the first display of the non-archived Data on Reuters privately operated telecommunications network, and that such attribution shall include one or more of the following attribution ("Instinet Attribution") in Reuters sole discretion: (i) the name "Instinet" in its entirety, (ii) the Instinet Matador Logo or (iii) a three letter symbol approved in writing by Instinet; provided, however, that in the case of elementized Data, such attribution shall be deemed to be satisfied if the full quote display for the Data, as presented by the Reuters Group to Authorized Subscribers, includes the Instinet Attribution referred to in subclause (iii) above. In all cases, Instinet Attribution shall be at least as favorable, with regard to placement, ease of access by Authorized Subscribers and style of attribution, as attribution to any Instinet Competitor. Instinet shall have the right to approve in advance the language for any attribution made pursuant to this Section 2.4, which approval shall not be unreasonably withheld.


2.5 Most Favoured Nations. During the term of this Agreement, within thirty (30) days of execution of an agreement for Instinet to provide to a third party which is not an Instinet Subscriber (acting in its capacity as an Instinet Subscriber ) (i) any Data on terms more favorable than contained herein (including with respect to redistribution rights and frequency of updates), or (ii) any other equity data, Instinet shall offer, by providing written notice to the Director of Content of Reuters, the right to license the same content under the same terms and conditions as agreed by Instinet and such third party. In the event that Reuters becomes aware that an Instinet Subscriber not acting in its capacity as an Instinet Subscriber has the right to license any Data on more favorable terms and/or any other equity data, Reuters shall advise Instinet and the Parties shall work together to determine whether such offering is subject to this Section 2.5. This Section 2.5 shall not apply to any access to any third party if and to the extent that such access is mandated by any regulatory authority of competent jurisdiction.

2.6 Instinet Branding. Reuters shall comply with the applicable branding requirements set forth in Exhibits C and D whenever the Data is displayed on the Reuters Site.

2.7 Restricted Access. Reuters agrees that during the term of this Agreement, the Reuters Group will not distribute any Data or Data Set to any Instinet Competitor unless such Instinet Competitor has a signed agreement to receive such Data or Data Set with Instinet, as confirmed by Instinet in its sole discretion. The Parties agree that if an

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existing Authorized Subscriber becomes or is determined by Instinet to be an
Instinet Competitor, Reuters shall terminate distribution of the Data to that Authorized Subscriber as soon as reasonably practicable after Reuters' receipt of such notice from Instinet. Notwithstanding the foregoing, Instinet understands and agrees that Reuters cannot prohibit access, on a technological basis, to historically archived data to any Authorized Subscriber, where "historically archived" means Data which has been stored for more than 12 hours after receipt by Reuters. Should Reuters become able to prohibit access to historically archived data to Authorized Subscribers, the restrictions in this
Section 2.7 shall apply. The restrictions set forth in this Section 2.7 shall not apply to any Data or Data Set distributed or otherwise accessible on the Reuters Site.

2.8 Limited Exclusive. For the term of this Agreement, Instinet shall not provide the Data to any Market Data Vendor without the prior written consent of Reuters or intentionally permit any Person to redistribute the Data to any Market Data Vendor. For purposes of this Section 2.8, the term Market Data Vendor specifically excludes any Instinet Subscriber acting in its capacity as an Instinet Subscriber. This Section 2.8 shall not apply to any access to any third party if and to the extent such access is mandated by any regulatory authority of competent jurisdiction. Nothing contained in this Section 2.8 shall restrict Instinet from permitting any Instinet Subscriber (acting in its capacity as such) to access the Data through the order management, front end or other trading system operated by any third party (including a Market Data Vendor) provided that (i) the Data or Data Set is delivered directly to the Instinet Subscriber (and not to the Market Data Vendor) for integration into such Market Data Vendor's system, and (ii) the Market Data Vendor agrees with Instinet in writing not to access or use the Instinet services which may contain the Data for any other purpose.

2.9 Joint Marketing Policy Committee; Relationship Manager. Instinet and Reuters agree to appoint at least one person each to a Joint Marketing Policy Committee. Instinet shall notify the Joint Marketing Policy Committee of its intent to provide the Data to any entity other than an Instinet Subscriber. Upon the specific request of Instinet, the Joint Marketing Policy Committee shall provide advice to Instinet regarding similar arrangements that Reuters may have entered into. The Joint Marketing Policy Committee shall not in any way delay or interfere with any data relationship in which Instinet chooses to enter into, other than relationships with Market Data Vendors as provided herein. In addition, the Parties shall each appoint a Relationship Manager, whose duties shall include, among other things, acting as the single point of contact with Reuters for, among other things, the various approvals required regarding Reuters redistribution of the Data. The Relationship Manager shall be the person listed in Section 14.2 (Notices) herein and may be changed from time to time by the appointing Party upon notice to the other.

2.10 Consideration. In consideration of the license granted hereunder wherein Instinet agrees to provide the Data set forth in Exhibit A, Reuters agrees to provide branding, hypertext links and Click-throughs on the Reuters Site as described in Exhibit C and elsewhere in this Agreement. The Parties agree that if in the future (i) there is an Instinet retail brokerage website, then the Reuters Site will provide hypertext links and Click-

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throughs to such Instinet retail brokerage website (A) as set forth on Exhibits
C and D, if such website first becomes operational within 18 months of the date of this Agreement, or (B) as are substantially similar to the hypertext links and click-throughs that the Reuters Site provides to other retail brokerage sites, if such Instinet website first becomes operational more than 18 months after the date of this Agreement, and (ii) the Reuters Site provides hypertext links and/or click-throughs to the corporate websites of any ECNs or broker-dealers, then the Reuters Site will provide substantially similar hypertext links and/or click-throughs to Instinet's corporate website.

2.11 Compliance with Regulatory Agencies. In the event that either party is advised, directed or instructed by the Securities and Exchange Commission, or any other regulatory agency (foreign or domestic) having authority over either party, that performance under this Agreement is in violation of any applicable law, rule or regulation, either party shall have the unencumbered right to immediately cease such performance which is allegedly resulting in the violation (including, without limitation, immediately halting the display of certain
Data), and shall provide written notice to the other party promptly thereafter. Any failure to perform under this Agreement by either party in accordance with this Section 2.11 shall not be considered a breach of the Agreement.

2.12 Instinet Access to Data. The Parties understand and agree that Instinet shall in all cases be entitled to access, redistribute, or use in any manner any Data and/or Data Set contained in any Reuters Service to which Instinet is an Authorized Subscriber.

2.13 Certification of Compliance. On the first business day of each May and November during the term of this Agreement (or such other time upon Instinet's reasonable request in order for Instinet to comply with any regulation, order or other request of any regulatory authority of competent jurisdiction), Reuters will provide a report to Instinet certifying as to its compliance with the provisions of Section 2.7. The report shall be directed to the attention of the Instinet Relationship Manager.

3.       UPDATES; DELIVERY SYSTEM; SUPPORT

3.1 Updates to Data, Frequency. Instinet shall provide the Data to Reuters in the format and frequency described in Exhibit A. Instinet may amend, change, modify and/or reformat the Data and/or change the frequency from time to time in its sole discretion, upon not less than 90 days' prior notice to Reuters (unless the giving of such notice is not possible due to regulatory reasons or system problems, in which case Instinet will give Reuters as much notice as is possible), provided that in the event of a substantial change in the Data and/or frequency objected to in good faith by Reuters, if the Parties cannot come to mutual agreement regarding such changes, Reuters shall have the right to terminate the Agreement upon 30 days written notice to Instinet. Reuters and Instinet will negotiate in good faith any additional equity data and/or a different frequency that Reuters seeks to license from Instinet.

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3.2 Delivery System. Reuters shall be responsible for any and all costs and expenses incurred in the development and testing of an interface to the Delivery System, as defined in Exhibit B. Reuters shall test the Delivery System with Instinet until Instinet, in its reasonable discretion, has certified Reuters for connection to the Delivery System, provision, quality, accuracy and timeliness of the Data and correctness. Reuters shall be responsible for all costs associated with the delivery of the Data to Reuters including but not limited to the set up and maintenance costs of any data lines (e.g. two T1 lines) and routers. Reuters and Instinet may agree on an alternative delivery system for provision of the Data to the Reuters Site.

3.3 Upgrades to Delivery System. Instinet may upgrade and/or alter the Delivery System, in its reasonable discretion, from time to time during the term of this Agreement. As promptly as practicable, Instinet shall notify Reuters of such upgrade and/or alteration, provide to Reuters revised specifications reflecting such upgrade and/or alteration and consult with Reuters regarding the same, and Reuters shall implement any such upgrade and/or alteration as promptly as practicable or as otherwise mutually agreed, but in no event will Instinet be delayed in providing such upgrade to Instinet Subscribers.

3.4 Support; Notice of Errors. Instinet shall make available a reasonable number of support personnel to assist Reuters with questions or problems regarding the Data and Delivery System during normal business hours. Reuters agrees to notify Instinet promptly of any error, omission or delay in the Data or problem with the Delivery System. Instinet shall use commercially reasonable efforts to correct any error, omission or delay in the Data and any problem with the Delivery System as soon as possible. Reuters agrees to display and transmit an appropriate notice regarding errors, omissions or delays to the Data as promptly as practicable after Instinet's reasonable request to do so.

3.5 Monitoring of Data. Reuters shall provide Instinet, at no charge, with one access to those Reuters Services necessary to view the Data and Data Sets (but not any other Reuters Services), for the exclusive purpose of and only to the extent necessary to monitor the Data and Data Sets, including the accuracy and timeliness of the Data and Data Sets. Instinet shall be responsible for all telecommunications and network charges relating to the access provided pursuant to this Section 3.5.

4.       INTELLECTUAL PROPERTY OWNERSHIP

4.1 Ownership of Intellectual Property Rights. As between Instinet and Reuters,

         (a) Instinet shall retain ownership of the Data and Data Sets, including all Intellectual Property rights subsisting in or relating to the Data and Data Sets (subject to Reuters rights under Section 2);

         (b) the Reuters Group shall own all Intellectual Property rights subsisting in or relating to the process of including the Data and/or the Data Sets in a Reuters

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         Service or on the Reuters Site (but not the Data or Data Sets
         themselves), including search, navigation and the form of presentation relating to the Data and/or Data Sets and to any collection or compilation in which the Data, Data Sets and/or any part thereof is included or any other work which is created by or on behalf of the Reuters Group;

         (c) all goodwill arising from the provision of any Reuters Service (whether or not containing any Data), including goodwill arising from the use of any words, logos or devices (other than the Instinet Marks), shall inure to the benefit of the Reuters Group; and

         (d) all goodwill arising from the use of the Instinet Marks shall inure to the benefit of Instinet.

4.2 Other Intellectual Property Provisions. Except for the licenses granted pursuant to Sections 2.1 and 2.2, nothing herein shall be construed as an assignment or grant to the Reuters Group of any Intellectual Property owned by Instinet. Use of any Instinet Mark shall inure to the benefit of Instinet. Reuters will not knowingly adopt any marks that are confusingly similar to the Instinet Marks. If either Party becomes aware of any infringement of any Intellectual Property rights relating to the Data or any Data Set, then such Party will so notify the other Party in writing and the Parties will use their reasonable commercial efforts to cooperate in addressing such infringement.

5.       PUBLIC ANNOUNCEMENTS, MARKETING AND ADVERTISING APPROVAL

5.1 Public Announcements. The Parties will cooperate to create any and all appropriate public announcements relating to the relationship set forth in this Agreement. Neither Party shall make any public announcement regarding the existence or content of this Agreement without the other Party's prior written approval and consent, which will not be unreasonably withheld or delayed.

5.2 Marketing and Advertising Approval. Reuters shall submit to Instinet, for prior approval, all advertising, and other material on which the Instinet mark or Data appears or is intended to be used in relation to the content. Such advertising and other material shall be sent to the attention of Calvin Mitchell, Senior Vice President of External Communications, Three Times Square, New York, New York 10036 or other person so designated by Instinet from time to time. Instinet agrees to examine such material as promptly as feasible. If Reuters has not yet been notified of an adverse examination within ten (10) business days after dispatch of the material to Instinet, such material shall be deemed satisfactory (for purposes of this subparagraph "dispatch" shall mean facsimile delivery, overnight courier delivery or mailed - air mail, postage prepaid). Should Instinet notify Reuters that any of the material is unacceptable, Reuters undertakes to amend to the satisfaction of Instinet such material not approved by Instinet. Final approval will be granted based on Instinet's receipt of final hard copy version of any marketing and advertising material and subsequent review. Without detracting from

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the generality of the foregoing, the marketing legends for use in association with the licensed content which Instinet considers appropriate in the circumstances would read as follows:

                  This information is provided by Instinet, a subsidiary of Reuters. For further information, please contact Instinet at www.instinet.com.

                  INSTINET and the Instinet Logo are service marks of Instinet Corporation, its affiliates and subsidiaries.

5.3. Notices. All notices for approval pursuant to this provision shall be in accordance with Section 14.2 herein and shall be sent to the address listed in
Section 14.2 hereof.

6.       CONFIDENTIALITY

6.1 Provision of Confidential Matter. During the term of this Agreement, the Parties may provide and/or disclose to each other certain information, which may be written or oral, that the Parties, their respective affiliates or their customers deem confidential and proprietary (including know how and trade secrets), whether or not such information is labeled as confidential or proprietary at the time it is provided or disclosed ("Confidential Matter"). Confidential Matter also shall include information relating to third party vendors or information that is proprietary to the disclosing Party's customers or Affiliates. (The Party providing Confidential Matter is referred to in this Section 6 as the "Providing Party," and the Party receiving Confidential Matter is referred to in this Section 6 as the "Receiving Party").

For purposes of this Agreement, Confidential Matter shall not include (a) information that was in the Receiving Party's possession, without restriction, prior to its disclosure to the Receiving Party by the Providing Party, (b) information that lawfully enters the public domain without violation of this
Section 6 by the Receiving Party, (c) information that the Receiving Party lawfully receives from a third party without restriction and without violation of any duty of confidentiality owed to the Providing Party, and (d) information that is independently developed by the Receiving Party without use of or reference to the Confidential Matter.

6.2 Non-Disclosure. Except (i) as set forth in Section 6.4, and (ii) as may be required by law or any regulatory body or court (but only after compliance with Section 6.6), the Receiving Party shall maintain as confidential and shall not disclose Confidential Matter in whole or in part, directly or indirectly, to any other individual, firm, corporation or government authority.

6.3 Use of Confidential Matter. Following the receipt of Confidential Matter, the Receiving Party shall (i) use at least the same degree of care, but in no event less than reasonable care, to protect such Confidential Matter as the Receiving Party uses with respect to its own confidential and proprietary information; and (ii) use such Confidential Matter only to fulfill its obligations under this Agreement and only in accordance with the terms and conditions of this Agreement.

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6.4 Representatives of the Receiving Party. Notwithstanding the restrictions set forth in Section 6.2, the Receiving Party may furnish the Confidential Matter to any of its directors, officers and employees (collectively, "Representatives") who need to know such information for the purposes set forth in Section 6.3; provided, however, that such Representatives are instructed to keep such information confidential in accordance with this Section 6. The Receiving Party shall be responsible for any breach of this Section 6 by any of its Representatives and agrees, at its sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of any Confidential Matter.

6.5 No Other Rights. Nothing contained in this Section 6 shall be construed as granting or conferring any rights by license or otherwise to the Receiving Party in any Providing Party's Confidential Matter.

6.6 Required Disclosure. If a Receiving Party is requested or required in any judicial or administrative proceeding or by any regulatory body or court to disclose any Confidential Matter, such Receiving Party shall (i) use its reasonable efforts to give the Providing Party prompt notice of such request so that it may seek an appropriate protective order or other remedy and (ii) consult with the Providing Party as to the advisability of taking legally available steps to resist or narrow such request or requirement. The Receiving Party shall cooperate fully with the Providing Party in obtaining such an order or other remedy. If in the absence of an appropriate protective order or other remedy the Receiving Party is nonetheless legally required to disclose Confidential Matter, the Receiving Party may make such disclosure without liability hereunder; provided, however, that the Receiving Party shall use its reasonable efforts to give the Providing Party written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the Providing Party's request and at its expense, use its reasonable efforts to obtain reasonable assurances that confidential treatment will be accorded to such Confidential Matter.


7.       REPRESENTATIONS AND WARRANTIES BY INSTINET.

Instinet hereby represents, warrants and covenants to Reuters that:

              (a) Instinet has full, exclusive and unencumbered right, title and interest in and to the Data, the Data Sets and the Instinet Marks, that it has the right, power and authority to enter into this Agreement and to grant the licenses, rights and privileges granted herein, and that there are no outstanding assignments, grants, licenses, obligations or agreements by Instinet which are inconsistent with the rights granted to Reuters herein;

              (b) to the best of its knowledge, the use of the Data, the Data
                  Sets and the Instinet Marks by Reuters in accordance with this Agreement shall not infringe any rights, trademarks, personal or proprietary rights, Intellectual Property rights or any other rights of any third party under United States statutory or common laws;

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              (c) the execution and delivery by Instinet of this Agreement and the performance of its obligations hereunder have been authorized by all necessary action, corporate and otherwise, and this Agreement constitutes a legal, valid and binding obligation of Instinet enforceable in accordance with its terms, except to the extent that such enforceability is subject to or limited by bankruptcy, insolvency or similar laws relating to the enforcement of creditor's rights;

              (d) the execution and delivery by Instinet of this Agreement and the performance of its obligations hereunder do not breach any laws, rules or regulations to which Instinet is subject or any agreement, obligation or restriction by which Instinet is bound and Instinet will not enter into or assume any agreement, obligation or restriction that will interfere with any of its obligations hereunder or the rights granted herein; and

              (e) the content, quality and timeliness of the Data and the Data
                  Sets will at all times during the term of this Agreement be substantially similar to that supplied by Instinet to any third party, other than an Instinet Subscriber (in its capacity as an Instinet Subscriber) or as required by regulatory authority.

8.       REPRESENTATIONS AND WARRANTIES BY REUTERS

Reuters hereby represents, warrants and covenants to Instinet that:

              (a) Reuters has the right to offer the Reuters Services in the manner in which they are currently offered, that it has the right, power and authority to enter into this Agreement, and to grant the rights and privileges granted herein, and that there are no outstanding assignments, grants, licenses, obligations or agreements by Reuters which are inconsistent with the rights granted to Instinet herein;

              (b) the execution and delivery by Reuters of this Agreement and the performance of its obligations hereunder have been authorized by all necessary action, corporate and otherwise, and that this Agreement constitutes a legal, valid and binding obligation of Reuters enforceable in accordance with its terms, except to the extent that such enforceability is subject to or limited by bankruptcy, insolvency or similar laws relating to the enforcement of creditor's rights;

              (c) the execution and delivery by Reuters of this Agreement and the performance of its obligations hereunder do not breach any laws, rules or regulations to which Reuters is subject or any agreement, obligation or restriction by which Reuters is bound, and Reuters will not enter into or assume any agreement, obligation or restriction that will interfere with any of its obligations hereunder or the rights granted herein; and

              (d) Reuters will treat the Data and the Data Sets in a manner substantially similar to the manner in which it treats substantially similar data obtained from

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                  exchanges and other ECNs. In addition, if Reuters receives written notice from Instinet stating that Reuters is treating data obtained from another US broker-dealer and that is substantially similar to the Data in a manner more favorable and not substantially similar to the manner in which Reuters treats the Data and Data Sets hereunder, then Reuters will use reasonable commercial efforts to treat the Data and Data Sets in such more favorable manner.

9.       LIMITATION OF LIABILITY

9.1 No Consequential Damages.

IN NO EVENT SHALL INSTINET, ANY INSTINET AFFILIATE OR ANY MEMBER OF THE REUTERS GROUP BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF DATA, BUSINESS OR PROFITS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF INSTINET, THE INSTINET AFFILIATES OR THE REUTERS GROUP MEMBERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO ANY THIRD PARTY CLAIM FOR WHICH THE PARTY SUFFERING THE LOSS IS ENTITLED TO BE INDEMNIFIED BY THE OTHER PARTY UNDER THIS AGREEMENT.


9.2 Liability Cap. The aggregate amount of liability of one Party to the other pursuant to this Agreement (excluding such Party's liability, if any, for any third party claim) shall be limited to Fifty Thousand ($50,000.00) Dollars.

9.3 Limits on Indemnification. Neither Party shall be responsible for or indemnify (or defend) the other Party for losses to the extent they are caused by (i) a material breach by the other Party of its obligations under this Agreement, or (ii) any errors by the other Party in transmission of the Data.

10.      DISCLAIMER OF WARRANTIES

There are no warranties, conditions, guarantees, or representations as to merchantability, fitness for a particular purpose, or other warranties, conditions, guarantees, or representations, whether express or implied, in law or in fact, oral or in writing, except as expressly stated in this Agreement.

11.      INSTINET INDEMNIFICATION

11.1 Intellectual Property Matters. Instinet will (a) defend and/or handle at its own expense, any third-party claim, action, suit or proceeding against any member of the

Reuters Group and its officers, directors, partners, employees, agents and representatives, for actual or alleged infringement by the Data or any Data Set of any copyright, trademark or other Intellectual Property right; and (b) pay any final judgment entered or settlement against Reuters.

11.2 Other Matters. Instinet agrees to indemnify and hold harmless Reuters and its Affiliates, from and against all expenses and costs and damages (including any legal fees and expenses), claims, demands, proceedings, suits, and actions, and all liabilities (collectively, "Damages") resulting from, in connection with, or arising out of (i) any failure by Instinet, for any reason, fraudulent, negligent, or otherwise, to comply with its obligations under this Agreement; and/or (ii) any errors or omissions by Instinet for any reason, fraudulent, negligent, or otherwise, in connection with distributing and/or transmitting the Data and/or any Data Set to Reuters.

11.3 Procedures. Instinet will have no obligation to the Reuters Group pursuant to this Article 11 unless (i) Reuters provides Instinet with prompt written notice of the relevant claim, action, suit or proceeding; (ii) Instinet is given the sole right, if it elects, to control and direct the investigation, preparation, defense and settlement of the claim, action, suit or proceeding; and (iii) Reuters gives Instinet reasonable assistance and information.

12.      REUTERS INDEMNIFICATION

12.1 Reuters Indemnification. Reuters agrees to indemnify and hold harmless Instinet and its Affiliates, from and against all Damages resulting from, in connection with, or arising out of (i) the display by Reuters of any inaccurate Data or Data Set due to the unauthorized modification of Data or any Data Set by Reuters; (ii) any failure by Reuters, for any reason, fraudulent, negligent, or otherwise, to comply with its obligations under this Agreement; (iii) any errors or omissions by Reuters for any reason, fraudulent, negligent, or otherwise, in connection with distributing and/or transmitting the Data and/or any Data Set; and/or (iv) any actual or alleged infringement of any copyright, trademark or other Intellectual Property right by a Reuters Service that includes any Data, except to the extent that such Damages relate to such Data.

12.2 Procedures. Reuters will have no obligation to Instinet pursuant to this
Article 12 unless (i) Instinet provides Reuters with prompt written notice of the relevant claim, action, suit or proceeding; (ii) Reuters is given the sole right, if it elects, to control and direct the investigation, preparation, defense and settlement of the claim, action, suit or proceeding; and (iii) Instinet gives Reuters reasonable assistance and information.

13.      TERM; TERMINATION; RIGHTS UPON TERMINATION; SURVIVAL.

13.1 Term. The term of this Agreement shall be for an initial period of three
(3) years (the "Initial Term") and shall automatically renew for subsequent additional one (1) year terms (each a "Renewal Term"), unless notice of non-renewal is served upon the other Party no less than ninety (90) days prior to the end of the Initial Term or any Renewal Term.

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
13.2 Termination by Instinet for Cause. Instinet may terminate this Agreement at any time, without prior notice and without any liability to Instinet as a consequence thereof, in the event that:

         (a) Reuters has breached any material obligation under this Agreement and such breach has not been cured within fifteen
                  (15) days of receipt of written notice of such breach;

         (b) Reuters is in violation of any applicable law or regulation in connection with its use of the Data except for any violation that would not have a material adverse effect on the ability of Reuters to perform its obligations under this Agreement; or

         (c) a proceeding seeking liquidation, reorganization or other relief is commenced by or against Reuters or Reuters is adjudged as bankrupt or insolvent under any bankruptcy, insolvency or other similar law, or Reuters executes and delivers a general assignment for the benefit of its creditors.

13.3 Termination by Reuters For Cause. Reuters may terminate this Agreement at any time, without prior notice and without any liability to Reuters as a consequence thereof, in the event that:

         (a) Instinet has breached any material obligation under this Agreement and such breach has not been cured within fifteen
                  (15) days of receipt of written notice of such breach;

         (b) Instinet is in violation of any applicable law or regulation in connection with its provision of the Data, except for any violation that would not have a material adverse effect on the ability of Instinet to perform its obligations under this Agreement; or

         (c) A proceeding seeking liquidation, reorganization or other relief is commenced by or against Instinet or Instinet is adjudged as bankrupt or insolvent under any bankruptcy, insolvency or other similar law, or Instinet executes and delivers a general assignment for the benefit of its creditors.

13.4 Rights upon Termination. Upon termination of the Agreement, Reuters shall discontinue inputting any further Data or Data Set into any Reuters Service, shall cease advertising availability of the Data and/or Data Sets and shall discontinue using, displaying, storing and distributing the Data and Data Sets, provided, however, that Reuters shall not be required to delete or erase any Data or Data Set from any historical database that is part of a Reuters Service and is allowed to continue to distribute Data and Data Sets already stored in any historical database after termination of this Agreement.

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In addition, Reuters will promptly deliver to Instinet (or at the request of
Instinet destroy) all copies of confidential information provided to Reuters under this Agreement. Upon termination of this Agreement, Instinet shall permit Reuters to remove from Instinet's premises any Reuters equipment and software furnished pursuant to Sections 3.2 and 3.5.

13.5 Survival. The provisions Sections 4, 6, 9, 10, 11 and 12 shall survive the termination of this Agreement.

13.6 Becoming an Exchange. The Parties acknowledge and agree that, if and when Instinet becomes an exchange registered under the Securities Exchange Act of 1934, as amended, they may need to renegotiate certain of the terms of this Agreement.

14       MISCELLANEOUS.

14.1 Equitable Relief. The Parties agree that the remedy at law for any breach by either Party of the terms of Section 6 hereof will be inadequate and that, accordingly, in addition to any remedies either Party may have at law, both Parties will be entitled to seek equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce such terms.

14.2 Notices. All notices which are required to be given pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier (such as Federal Express), or sent by facsimile transmission, with a confirming copy sent by registered or certified mail, return receipt requested, to the following address or to such other address as a Party may from time to time designate by notice. Such notices shall be deemed given upon receipt if hand delivered, on the next business day if sent by overnight courier, upon receipt of a confirmation of transmission if sent via facsimile or three (3) business days after mailing if sent via registered or certified mail:

         If to Instinet:

         Instinet Global Holdings, Inc.
         3 Times Square
         New York, NY  10036
         Attention: Francis Corcoran
         Fax: 212-302-7761
         With a copy to:

         Office of the General Counsel
         3 Times Square - 10th Floor
         New York, NY  10036
           Fax:  (646) 223-9016

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
     If to Reuters:

     Reuters America Inc.
     3 Times Square
     New York, NY  10036
     Attention: Andrew McLean
     Fax:  (646) 223-4251

     With a copy to:

     Office of the General Counsel
     3 Times Square- 20th Floor
     New York, NY  10036
     Fax:  (646) 223-4237

Relationship Manager
From Instinet:  Francis Corcoran
From Reuters: Andrew McLean

14.3 Entire Agreement and Amendment. This Agreement, including the Exhibits contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous oral or written communications, proposals, agreements and representations with respect to the subject matter hereof. No amendment or modification to this Agreement shall be binding, unless it is in writing and executed by each Party.

14.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Without limiting the generality of the foregoing sentence, any Person that acquires all or a substantial part of a business that generates the Data and/or Data Sets shall be obligated to comply with the requirements of this Agreement with respect to such Data and Data Sets. This Agreement and the rights granted and obligations undertaken hereunder may not be transferred, assigned or delegated, by operation of law or otherwise, in any manner, except that this Agreement may be assigned by either of the Parties to an Affiliate of that Party. In the event of such assignment, the assigning Party shall provide the other Party with written notice within 10 days of such assignment.

14.5 Waiver of Compliance and Severability. Any waiver of any provision of this Agreement, or any delay by either party in the enforcement of any right hereunder, shall neither be construed as a continuing waiver nor create an expectation of non-enforcement of that or any other provision or right. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the Parties shall negotiate in good faith to substitute a provision of like economic intent and effect.

14.6 Governing Law and Choice of Forum. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New York, excluding its choice of law provisions. Both parties consent to the jurisdiction of the

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
state or federal courts located in the Borough of Manhattan, City of New York, and agree to institute any and all actions relating to this Agreement in such courts.

14.7 Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement between the parties and shall not in any way affect the meaning or interpretation of this Agreement.

14.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the authorized officers of the Parties have executed this Data Distribution Agreement as of the date first written above.


REUTERS AMERICA INC.                        INSTINET GLOBAL HOLDINGS, INC.


By:                                         By:
   -------------------------------             --------------------------------
   Name:                                       Name:
   Title:                                      Title:


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